FEDERAL IDENTIFICATION
                                                         NO. 04-2436093


                        THE COMMONWEALTH OF MASSACHUSETTS

                             William Francis Galvin

                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We,      Neal F. Finnegan                                          , *President

and Eric R. Fischer                                                    , *Clerk

of UST Corp.                                                                  .
                           (Exact name of corporation)

located at:       40 Court Street, Boston, Massachusetts  02108
            ------------------------------------------------------------------.
                     (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                    Three (3)
           (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on

December 17, 1996, by vote of 11,344,981 shares of UST Corp. Common Stock of

17,936,989 shares outstanding.
                    (type, class & series, if any)
                     par value of $0.625


** being at least a majority of each type, class or series outstanding and entitled to vote thereon.

         VOTED: to amend the Corporation's Restated Articles of Organization to increase the number of authorized shares of the Corporation's Common Stock from 30,000,000 to 45,000,000.


* Delete the inapplicable words.               ** Delete the inapplicble clause
  For amendments adopted pursuant to Chapter 156B, Section 70.
  For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCK
TYPE        NUMBER OF SHARES         TYPE           NUMBER OF SHARES              PAR VALUE
Common:                              Common:          30,000,000                  $0.625


Preferred:                           Preferred:        4,000,000                  $1.00
                                                     (300,000 Series A Junior     Participating) @ 1.00

Change the total authorized to:



WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCK
TYPE        NUMBER OF SHARES         TYPE           NUMBER OF SHARES              PAR VALUE
Common:                              Common:          45,000,000                  $0.625


Preferred:                           Preferred:        4,000,000                  $1.00
                                                    (300,000 Series A Junior)    Participating) @ 1.00


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of December 1996.

                                                                   , *President
         Neal F. Finnegan

                                                                   , *Clerk
         Eric R. Fischer, Esq.
*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



I hereby approve the within Articles of Amendment, and the filing fee in the amount of $15,000 having been paid, said article is deemed to have been filed with me this 27th day of December, 1996.






Effective date:




                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth








                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


                              Eric R. Fischer, Esq.
                                 40 Court Street
                              Boston, Massachusetts
                                 (617) 726-7377